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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                          Pursuant to Section 13 of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 3, 2002

                      SEARS CREDIT ACCOUNT MASTER TRUST II
               (Exact name of registrant as specified in charter)


          Illinois                   0-244774                Not Applicable
 (State of Organization)     (Commission File Number)        (IRS employer
                                                           Identification No.)
c/o SRFG, Inc.
3711 Kennett Pike
Greenville, Delaware                                             19807
(Address of principal executive offices                        (Zip Code)


       Registrant's Telephone Number, including area code: (302) 434-3176

   Former name or former address, if changed since last report: Not applicable



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Item 5.     Other Events

            Series 2002-2. On May 3, 2002, the registrant made available to investors a prospectus and prospectus supplement, each dated May 1, 2002 with respect to the issuance of $750,000,000 aggregate principal amount of Floating Rate Class A Master Trust Certificates, Series 2002-2 and $61,000,000 aggregate principal amount of Floating Rate Class B Master Trust Certificates, Series 2002-2 (together the "Certificates"), pursuant to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and The Bank of New York, as successor to Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee"), and the Series Supplement for Series 2002-2 among SRFG as Seller, Sears as Servicer and the Trustee to be dated as of the closing of the sale of the Certificates to the underwriters. A copy of the prospectus supplement and prospectus is attached as Exhibit 99.



Item 7.     Exhibits

Exhibit 99. Prospectus Supplement dated May 1, 2002, and Prospectus dated May 1,
            2002, with respect to the Floating Rate Class A Master Trust Certificates, Series 2002-2 and the Floating Rate Class B Master Trust Certificates, Series 2002-2.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                           Sears Credit Account Master Trust II
                                           (Registrant)

                                      By:  SRFG, Inc.
                                           (Originator of the Trust)



                                      By:  /s/ Keith E. Trost
                                           Keith E. Trost
                                           Vice President and Treasurer



Date: May 3, 2002







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                                  EXHIBIT INDEX

Exhibit No.

99. Prospectus Supplement dated May 1, 2002, and Prospectus dated May 1, 2002, with respect to the Floating Rate Class A Master Trust Certificates, Series 2002-2 and the Floating Rate Class B Master Trust Certificates, Series 2002-2.











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